UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2022 (January 13, 2022)

Inhibitor Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

449 South 12th Street, Unit 1705

Tampa, FL 33602

(888) 841-6811

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Reference is made to that certain letter agreement for a term debt facility, dated December 12, 2020 (the “Loan Agreement”), between Inhibitor Therapeutics, Inc., a Delaware corporation (the “Company”), and Mayne Pharma Ventures Pty Ltd, the Company’s majority stockholder (“Mayne Pharma”), pursuant to which Mayne Pharma provided an aggregate $231,000 credit facility to the Company (the “Facility”). The Loan Agreement and Facility were described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 17, 2020.

On January 13, 2022, the Company executed a letter agreement with Mayne Pharma to amend the Loan Agreement and the Facility (the “Loan Amendment”). Under the terms of the Loan Amendment: (i) amount of the facility was increased by $50,000 to $281,000, (ii) the maturity date of the Facility was extended to December 31, 2022 (the “Maturity Date”), (iii) such $50,000 increase will be available for draw down from February 1, 2022 until March 31, 2022 in no less than $25,000 increments, (iv) following March 31, 2022, the outstanding amount under the Facility plus interest thereon will be amortized over equal monthly payments through the Maturity Date and (v) the parties acknowledged that the full $231,000 under the original Facility had been drawn down by the Company

Except as modified by the Loan Amendment, the terms and conditions of the Loan Agreement and the Facility remain in full force and effect.

The proceeds of the expanded Facility will be used by the Company for general working capital purposes, including the payment of a portion of previously deferred employee compensation.

The foregoing summary description of the Loan Amendment does not purport to be complete and is qualified in their entirety by reference to complete text of the Loan Amendment, a copy of which is filed as Exhibit 10.1 to Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Set forth below is a list of exhibits included as part of this Current Report.

10.1	Letter Agreement to Amend Term Debt Facility, dated January 13, 2022, between the Company and Mayne Pharma.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Note on Forward-Looking Statements

This Current Report and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,”

“estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including with respect to the amended Facility as described herein) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2022	INHIBITOR THERAPEUTICS, INC.

	By:	/s/ Nicholas J. Virca
	Name:	Nicholas J. Virca
	Title:	President and Chief Executive Officer

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